                 EXHIBIT 11--COMPUTATION OF EARNINGS PER SHARE

                    WHIRLPOOL CORPORATION AND SUBSIDIARIES

              (all amounts in millions except earnings per share)

                                                          1998   1997     1996
                                                         ------ -------  ------
Basic:
  Average Shares Outstanding ...........................   75.8    74.7    74.3
  Earnings (Loss):
    Continuing Operations .............................. $310.3 $ (46.4) $140.9
    Discontinued Operations ............................   14.8    31.6    14.9
                                                         ------ -------  ------
  Net Earnings (Loss) .................................. $325.1 $ (14.8) $155.8
                                                         ====== =======  ======
  Earnings (Loss) Per Share from Continuing Operations . $ 4.09 $ (0.62) $ 1.90
  Net Earnings (Loss) Per Share ........................ $ 4.29 $ (0.20) $ 2.10
                                                         ====== =======  ======
Diluted:
  Average Shares Outstanding ...........................   75.8    74.7    74.3
  Treasury Stock Method (a):
    Stock Options ......................................    0.7     --      0.7
  Assumed Conversion of Debt ...........................    --      --      2.2
                                                         ------ -------  ------
Average Shares Outstanding .............................   76.5    74.7    77.2
                                                         ====== =======  ======
  Earnings (Loss) from Continuing Operations ........... $310.3 $ (46.4) $140.9
  Interest Expense, net of tax .........................    --      --      4.5
                                                         ------ -------  ------
  Diluted Earnings (Loss) from Continuing Operations ... $310.3 $ (46.4) $145.4
                                                         ====== =======  ======
  Diluted Earnings (Loss) Per Share from Continuing
   Operations........................................... $ 4.06 $ (0.62) $ 1.88
                                                         ====== =======  ======
  Net Earnings (Loss) .................................. $325.1 $ (14.8) $155.8
  Interest Expense, net of tax .........................    --      --      4.5
                                                         ------ -------  ------
  Diluted Net Earnings (Loss) .......................... $325.1 $ (14.8) $160.3
                                                         ====== =======  ======
  Diluted Net Earnings (Loss) Per Share ................ $ 4.25 $ (0.20) $ 2.08
                                                         ====== =======  ======

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(a) Using the average market price per share of stock for the period; effect of stock options precipitates an anti-dilutive calculation in 1997, and therefore not included; convertible debt retired in 1997.